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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

                                 JANUARY 8, 2001
                Date of Report (Date of earliest event reported)

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                             FREEREALTIME.COM, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                       0-27493                33-0881720
(State or other Jurisdiction        (Commission File          (IRS Employer
     of Incorporation)                   Number)          Identification Number)

    26880 LAGUNA HILLS DR., SUITE 200                             92656
         ALISO VIEJO, CALIFORNIA                                (Zip Code)

(Address of principal executive offices)

                                 (949) 916-4100
              (Registrant's telephone number, including area code)

                         3333 MICHELSON DRIVE, SUITE 430
                            IRVINE, CALIFORNIA 92612
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5. OTHER EVENTS

     In an effort to streamline and focus the operations of the Company, on January 8, 2001, Freerealtime.com (the "Company") reconfigured its Board of Directors with the resignation of three directors and the election of Michael Alex, a representative of Jefferies & Co., Inc., who, combined with its officers, affiliates and related parties, constitutes the largest corporate shareholder in the Company. The resigning members are Messrs. Ari Engelberg, Brad Gunn, and Stephen N. Livingston. Including the election of Alex, the second Jefferies representative on the Board, the Board of Directors has been reduced to nine members. In related moves, certain directors involved in management of the Company, including Chairman Geoff Moore, Marcus Robins, Scott Brown and Brad Gunn agreed to material reductions in cash compensation in exchange for equity-based compensation and the Board directed these managers to align substantially all their management resources and efforts to the Company's key revenue initiatives and to efficient management of operations. Accordingly, Brad Gunn, who stepped down from the Board, exchanged his corporate officer responsibilities as President & Co-CEO to Founder & Chief Internet Strategist in order to focus all of his attention on day-to-day management of Web content and services operations, rather than corporate administration and governance matters.

ITEM 7. EXHIBITS.

        None.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     FREEREALTIME.COM, INC.
                                     (Registrant)


                                     By: /s/ M'LISS JONES KANE
                                         ---------------------------------------
                                     Name:   M'Liss Jones Kane
                                     Title:  Vice President and General Counsel

Date: January 17, 2001